EXHIBIT 4.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated September 15, 2004 on the statement of condition and related securities portfolio of Van Kampen Unit Trusts, Taxable Income Series 68 as of September 15, 2004 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters - Independent Registered Public Accounting Firm."

                                                              GRANT THORNTON LLP

Chicago, Illinois
September 15, 2004